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                                               Exhibit 10.18

             GREAT WESTERN FINANCIAL CORPORATION

         NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT


          THIS AGREEMENT dated as of the ____ day of __________, ____, between GREAT WESTERN FINANCIAL CORPORATION, a Delaware corporation (the "Corporation"), and __________________________ (the "Director").


                      W I T N E S S E T H

     WHEREAS, pursuant to the 1988 Stock Option and Incentive Plan, as amended (the "Plan"), the Corporation has granted under Section 5.2 thereof to the Director as of the ____ day of _________________, ____ (the "Award Date") a nonqualified stock option to purchase all or any part of 2,500 authorized but unissued or treasury shares of Common Stock, $1.00 par value, of the Corporation upon the terms and conditions set forth in Article V of the Plan; and

     WHEREAS, as of the Award Date, the Director is serving and since ____ has continuously served as a director of the Corporation and is eligible for an automatic grant of a nonqualified stock option under Section 5.2 of the Plan.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

     2. Grant of Option. This Agreement evidences the Corporation's grant to the Director of the right and option to purchase, on the terms and conditions set forth hereinafter and in the Plan, all or any part of an aggregate of 2,500 shares of the Common Stock of the Corporation at the price of $_______ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement, prior to the close of business on the day before the tenth anniversary of the Award Date (the "Expiration Date"). Such price equals the Fair Market Value of the Corporation's Common Stock as of the Award Date.
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     3.  Exercisability of Option.  Except as provided in
Sections 6 and 8 hereof, no shares may be purchased by exercise of the Option until the expiration of one year after the Award Date. The Option shall become exercisable in installments as to 50% of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on and after the first anniversary of the Award Date and as to an additional 50% of the aggregate number of such shares (subject to adjustment) on the second anniversary of the Award Date.
To the extent the Director does not in any year purchase all or any part of the shares to which the Director is entitled, the Director has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. No fewer than 25 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

     4. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment (i) in cash or by check payable to the order of the Corporation for the full purchase price of the shares to be purchased, (ii) by the exchange of shares of Common Stock of the Corporation then owned by the Director having a Fair Market Value equal to such purchase price, or (iii) by the payment and exchange of part cash and part stock with the sum of the cash and Fair Market Value of the stock equal to such purchase price. In addition, the Director (or the Director's Beneficiary or Personal representative) shall furnish any written statements required pursuant to Section 10 hereof.

     5. Continuance of Status. Nothing contained in this Agreement or in the Plan shall confer upon the Director any right with respect to the continuation of his or her status as a director of the Corporation or any Subsidiary or interfere in any way with any right to terminate such service or to increase or decrease the compensation of the Director for such service from the rate in existence at any time.

     6. Effect of Termination of Employment or Death. The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void at such time as the Director ceases to serve as a director of the Corporation, except that
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     (a)  If the Director's services as a director terminate
by reason of death, Disability or Normal Board Retirement, the Option shall immediately become and shall remain exercisable in full for two years after the date of such termination; and

     (b) If the Director's services as a director terminate for any other reason, any portion of the Option which is not exercisable at the date of such termination shall terminate and any portion of the Option which is then exercisable may be exercised for three months after such termination date;

provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date.

     7. Non-Transferability of Option. During the Director's lifetime, the Option and any other rights hereunder may be exercised only by the Director, except as otherwise expressly provided in the Plan.

     8. Adjustments and Other Rights. The Option and all rights of the Director hereunder are subject to adjustment, modification and termination in certain circumstances and upon occurrence of certain events, as set forth in the provisions of the Plan applicable to Options granted under Section 5.2 thereof. In the event the Director fails to exercise the Option as provided in Section 5.8 of the Plan prior to the consummation of any reorganization, merger or consolidation of the Corporation as a result of which the Corporation is not the surviving entity, the Director shall, upon exercise of the Option in accordance with the provisions of Section 3 hereof and the payment of the purchase price set forth in Section 2 hereof, be entitled to receive for each share of Common Stock covered by the Option the amount of cash, securities or other property, as the case may be, received by the stockholders of the Corporation in exchange for one share of Common Stock upon the occurrence of such event.

     9. Limitation of Director's Rights. Neither the Director nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Corporation in respect of any shares deliverable upon exercise of the Option unless and until a certificate representing such shares shall have been issued in the name of the Director or such person.
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     10.  Representations of the Director.  The Director
agrees that the Corporation shall not be required to deliver shares upon the exercise of the Option if prevented or prohibited from doing so under applicable law. If the shares are not registered with the Securities and Exchange Commission at the time of such exercise, the Director shall be required to deliver an investment letter in form acceptable to the Corporation and all certificates representing shares issued shall bear appropriate legends reflecting restrictions on transfer under applicable laws. The Director agrees by acceptance of the Option and, in such letter, the Director shall represent that he will acquire the shares issuable upon such exercise for his own account, for the purpose of investment, and not with a view to or for sale in connection with any distribution, and that he will not offer, sell or otherwise transfer or dispose of such shares or any interest therein except in compliance with all securities laws applicable to such action. The Corporation may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of Section 7 hereof shall be bound by and obligated under the provisions of this Section 10 to the same extent as is the Director.

     11. Tax Withholding. The Corporation shall be entitled to deduct from other cash compensation payable to the Director, or may require the Director or other person exercising the Option to advance in cash, any sums which may hereafter be required by federal, state or local tax law to be withheld with respect to the exercise of the Option.

     12. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office in Chatsworth, California, to the attention of the Corporate Secretary and to the Director at the address given beneath the Director's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

     13. Laws Applicable to Construction. The Option has been granted, executed and delivered at Beverly Hills, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, except as otherwise provided in
Section 6.8 of the Plan.

     14. Plan. The Option is subject to, and the Corporation and the Director agree to be bound by, all of the terms and conditions of the Plan. The Director acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference.
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     IN WITNESS WHEREOF, the Corporation has caused this
Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his hand.



GREAT WESTERN FINANCIAL
CORPORATION (a Delaware
corporation)



By __________________________
   Title ____________________


_________________________



_________________________
       (Signature)


_________________________
       (Print Name)


_________________________
        (Address)


_________________________
 (City, State, Zip Code)


Executed: